Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

L-1 Identity Solutions, Inc.
Stamford, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of L-1 Identity Solutions, Inc., of our report dated January 20, 2006 relating to our audit of the financial statements of SpecTal, LLC, which appears in the Current Report on Form 8-K/A of L-1 Identity Solutions, Inc., dated December 22, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SNYDER, COHN, COLLYER, HAMILTON & ASSOCIATES, P.C.

Bethesda, Maryland
August 2, 2007